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                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. Sections 200.80(B)(4),
                                                            200.83 AND 240.24B-2

                                SUPPLY AGREEMENT


       THIS SUPPLY AGREEMENT (the "Agreement") is made and entered into as of the 10th day of October, 1996 (the "Effective Date"), by and between [...***...], a corporation organized and existing under the laws of [...***...] having an office at [...***...] and CIMA LABS INC. (hereinafter referred to as "CIMA"), a corporation organized and existing under the laws of the State of Delaware, having an office at 10000 Valley View Road, Eden Prairie, Minnesota 55344.

                                   WITNESSETH:

       WHEREAS, [...***...] and CIMA have previously entered into a Stability, Manufacturing and Testing Agreement dated March 1, 1996, pursuant to which [...***...] sponsored the manufacture by CIMA of stability batches of certain OraSolv-Registered Trademark- pharmaceutical product formulations for [...***...] evaluation; and

       WHEREAS, [...***...] has evaluated such product formulations and seeks to validate and potentially commercialize such formulations in the [...***...]; and

       WHEREAS, CIMA desires to supply [...***...], and [...***...] desires to be supplied by CIMA, with all of [...***...] requirements of Products (as hereinafter defined);

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.     DEFINITIONS

       For purposes of this Agreement, the following definitions shall be applicable (it being understood that the terms defined shall include the singular number in the plural, and the plural number in the singular):

       (a) "AFFILIATE" shall mean, with respect to each party, any corporation or other business entity directly or indirectly controlling, controlled by or under common control with such party; as used herein, the term "control" means possession of the power to direct, or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

       (b) "COMMERCIAL LAUNCH" shall mean the date of first commercial sale of a Product by [...***...] in the Territory.


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*CONFIDENTIAL TREATMENT REQUESTED     1.

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       (c)    "FDA" shall mean the United States Food and Drug Administration or any successor agency.

       (d) "PRODUCTS" shall mean any of the OraSolv-Registered Trademark- [...***...] products listed in Exhibit A attached hereto and made a part hereof, as may be amended from time to time by mutual written agreement of the parties.

       (e) "SPECIFICATIONS" shall mean the specifications for the manufacture of Products set forth in Exhibit B hereof.

       (f)    "TERRITORY" shall mean the [...***...]

       (g) "X-FACTORY PRICE" shall mean [...***...] list selling price as published to the trade.

2.     VALIDATION WORK; COSTS

       CIMA shall produce seven thousand two hundred (7200) sales sample cartons of the Products for [...***...] (three thousand six hundred (3600) cartons of the 80 mg. Product and three thousand six hundred (3600) cartons of the 160 mg. Product). The parties agree that [...***...] shall pay to CIMA a total amount of [...***...] for such sales sample cartons. CIMA shall also produce six (6) full-scale process validation batches for the Products (three (3) for the 80 mg. Product and three (3) for the 160 mg. Product). The parties agree that all commercially salable validation batches shall be paid for by [...***...] according to the Base Purchase Price for Products (as set forth in Exhibit A and described in Paragraph 3(d) below). The parties agree that "commercially salable validation batches" are defined as validation batches that have been manufactured according to the validation protocol and that meet the Product Specifications.

3.     SUPPLY AND GENERAL TERMS

       (a) SUPPLY OF THE PRODUCTS; TERMS OF EXCLUSIVITY. During the term of this Agreement and subject to the terms and conditions contained herein, [...***...] agrees to purchase all of its requirements of Products in the Territory exclusively from CIMA, and CIMA agrees to sell and deliver to [...***...] its requirements of Products in the Territory. Provided [...***...] pays to CIMA [...***...] exclusivity fee within sixty (60) days of the Effective Date hereof, and provided further that Commercial Launch occurs by [...***...],1997, CIMA will not allow [...***...] until the first anniversary of Commercial Launch. [...***...] Upon either (i) [...***...], 1997, if
Commercial Launch has not yet occurred, or (ii) the first anniversary of Commercial Launch, CIMA shall be free to enable one or more third parties to sell the Products in the Territory.

       (b) SPECIFICATIONS. Products shall be manufactured by CIMA in accordance with the Specifications as presented in Exhibit B. The Specifications (i) may be reasonably modified upon the written consent of both [...***...] and CIMA, such consent not to be unreasonably withheld, and (ii) shall be modified to the extent that they do not comply with FDA

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*CONFIDENTIAL TREATMENT REQUESTED     2.

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requirements, in order to comply therewith; provided, however, that if the parties mutually agree upon any modification pursuant to (i), or in the event any modification is required under (ii), the purchase price for Products pursuant to this Agreement shall be adjusted to reflect any resulting change in manufacturing or testing costs.

       (c) [...***...] COVENANTS; DILIGENCE. [...***...] hereby covenants and agrees that it shall not sell, distribute, transfer or otherwise dispose of the Products for use outside the Territory. [...***...] further agrees that in the event it becomes aware of any unauthorized use of the Products outside the Territory, it shall promptly notify CIMA and shall take all reasonable steps to halt such activities. [...***...] agrees that it will apprise CIMA of [...***...] marketing initiatives regarding the Products.

       (d) BASE PURCHASE PRICE. The "Base Purchase Price" for the Products to be supplied initially by CIMA to [...***...] pursuant to this Agreement shall be as set forth on Exhibit A. Subject to the provisions of Paragraph 3(e) below, manufacturing cost reductions conceived and realized by CIMA shall be retained by it and will not result in reductions to the Base Purchase Price for any Products.

       The Base Purchase Prices will be adjusted annually commencing [...***...]. The initial such adjustment will be based on the percentage change in the U.S. Producer Price Index (the "PPI"), if any, from the date of first commercial shipment of Products to [...***...] to [...***...]. Thereafter, the Base Purchase Price shall be adjusted on each [...***...] of the term of this Agreement, in an amount equal to the [...***...] for the prior year. In addition, Base Purchase Prices hereunder may be increased by CIMA, in its reasonable discretion, in the event any changes occur in FDA or other governmental requirements which increase CIMA's manufacturing costs for the Products. In such event, CIMA will furnish [...***...] with supporting documentation of such increased costs and regulatory changes. [...***...]

       [...***...] also agrees to reimburse CIMA, at CIMA's cost, for inventory, printing plates and other items rendered unsalable as a result of discontinuance of any Product by [...***...] or from changes in the Specifications (collectively called "Discontinued Inventory"). Upon payment of such reimbursement, [...***...] will own the Discontinued Inventory, and CIMA will cooperate with [...***...], at no cost to CIMA, in the disposition of the Discontinued Inventory. [...***...] will further reimburse CIMA, at CIMA's cost, for raw materials inventory obtained to accommodate the ninety (90) day forecast provided by [...***...] to CIMA pursuant to Section 3(f)(i).

       In the event that CIMA becomes free to enable one or more third parties to sell the Products in the Territory pursuant to Section 3(a), the Base Purchase Price for Products shall be equal to or less than the price third parties pay to CIMA for supply of the Product.

       (e) [...***...] SUGGESTED COST SAVINGS. [...***...] shall be permitted to suggest to CIMA production cost savings measures which are intended to result in a reduction in the Base Purchase Price hereunder. CIMA agrees to give reasonable consideration to any and all such suggestions by [...***...] and agrees further that it will implement any such change as to which:

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*CONFIDENTIAL TREATMENT REQUESTED     3.

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              (i)    [...***...] can reasonably demonstrate shall result in
immediate cost savings of at least [...***...];

              (ii) [...***...] can reasonably demonstrate is readily implementable by CIMA; and

              (iii) [...***...] agrees in writing to be responsible for, by prompt reimbursement or otherwise, all reasonable costs of implementation.

       Notwithstanding the above, however, CIMA shall have the right to decline any such suggestion which in CIMA's reasonable opinion would create an inordinate disruption to CIMA's operations or would give rise to a significant safety hazard or risk of loss or damage to property.

       (f)    FORECASTS AND ORDERS.

              (i) FORECASTS. [...***...] will provide to CIMA a binding purchase order for the quantity of Products which [...***...] requires for the initial three (3) months following the date upon which [...***...] commences sales of Products, at least ninety (90) days prior to the commencement of Product sales. [...***...] will provide to CIMA each month after submission of such initial purchase order a twelve (12) month forecast for each SKU [...***...] will purchase from CIMA. Each such monthly forecast will be binding for (a) the first two (2) months following submission of such forecast to CIMA with respect to CIMA's scheduled production capacity, and (b) the first three
(3) months following submission of such forecast to CIMA with respect to supply of materials necessary to support such forecast. The parties agree that the remaining nine (9) months of each forecast submitted to CIMA are nonbinding and shall be used for planning purposes only. CIMA is only required to fill orders amounting to [...***...] of the most recent [...***...] forecast for that calendar quarter. CIMA agrees to use reasonable efforts to fill any [...***...] order in excess of such required quantities. Notwithstanding anything to the contrary herein, at such time as any [...***...] quarterly forecast exceeds [...***...] tablets or an aggregate of [...***...] tablets for a twelve (12) month period, [...***...] acknowledges that CIMA will be required to increase its manufacturing capacity and will require twelve (12) months to install and start-up such capacity. [...***...] will therefore use reasonable efforts to give CIMA as much advance notice as possible of its requirements in excess of said quarterly and annual amounts, and CIMA shall not be obligated to deliver Products in excess of such quarterly or annual amounts until the date which is fifteen (15) months following the first such notice by [...***...] to CIMA.

              (ii) ORDERS. Orders for Products may be placed in writing on [...***...] purchase order form or by telephone. All telephone orders shall be confirmed by [...***...] in writing within ten (10) business days. CIMA shall fill all orders within ninety (90) days of receipt.

       No preprinted terms or any other terms, except for the quantity and the requested delivery date, on any such purchase order or any acknowledgment or other form used by either

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*CONFIDENTIAL TREATMENT REQUESTED     4.

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party shall become part of this Agreement between the parties unless explicitly addressed by a separate signed, written agreement between the parties which purports to amend this Agreement.

       (g) MINIMUM PURCHASES. During the period commencing with the Commercial Launch and concluding [...***...], [...***...] shall purchase a total of not less than [...***...] tablets of Product for the two Product formulations listed on Exhibit A.

       (h) PAYMENT. [...***...] shall pay for all Products supplied by CIMA within [...***...] of [...***...] receipt of CIMA's invoice. Payment is to be made in United States Dollars, and shall be remitted to CIMA at the address specified herein.

       (i) SHIPMENT. CIMA shall ship the Products in a commercially reasonable manner to [...***...] sites within the Territory as directed by [...***...], at [...***...] expense. Except as otherwise agreed by the parties, all shipments of Products shall be F.O.B. CIMA's facility. CIMA shall ship Products upon accumulation of full truckload quantities of Products.
[...***...] may request that CIMA ship Products prior to accumulation of a full truckload quantity to accommodate rush customer orders, provided that [...***...] shall pay any additional costs of shipping such partial truckload quantity.

       (j) ACCEPTANCE AND REJECTION. Any Products shipped hereunder shall be received by [...***...] subject to inspection and performance testing by [...***...] in accordance with [...***...]' quality assurance program in effect at the time of delivery to ensure, to the extent possible, that the Products meet the Specifications and otherwise comply with the warranties provided in Paragraph 4(b) of this Agreement. [...***...] shall be allowed a maximum of [...***...] from the date of receipt of any shipment for inspection and provision of written notice to CIMA of rejection of any portion or all of that shipment. If [...***...] does not deliver such written notice to CIMA within such [...***...] period, [...***...] shall be deemed to have accepted the shipment.

       Promptly following notice of rejection, CIMA and [...***...] agree to mutually determine whether the rejected Product conformed to the Specifications and warranties. If the parties cannot agree after a period of [...***...], [...***...] shall nominate an independent laboratory reasonably satisfactory to CIMA to carry out tests on representative samples from the rejected portion of the shipment. The results of these tests shall be binding on both parties.

       If it is determined, with or without reference to an independent laboratory, that the rejected Products were non-conforming, CIMA shall, at [...***...]' election, make replacement delivery free of any additional charge, or reimburse [...***...] the purchase price, including freight and insurance (if the purchase price had actually been paid by [...***...] for the rejected Products. Such replacement or reimbursement shall be [...***...] sole remedy for non-conforming Products, and CIMA shall not be liable for any special, compensatory, incidental or consequential damages resulting from non-conforming Products, or the recall thereof. Rejected Products shall be returned to CIMA or disposed of at CIMA's expense, in accordance with CIMA's instructions. In the event of any destruction of non-conforming Products, the party

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*CONFIDENTIAL TREATMENT REQUESTED     5.

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directing the destruction shall deliver to the other an appropriate certificate of destruction. CIMA shall pay for or reimburse [...***...] costs of disposal of rejected Products.

       (k)    ADDITIONAL DUTIES OF CIMA.  CIMA shall also:

              (i) forward to [...***...] all inquiries from any person in the Territory concerning Products within [...***...] days after CIMA receives each such inquiry, and provide [...***...] with any reasonable assistance requested in connection with customer complaints relating to Products;

              (ii) inform [...***...] of any defective Product or of information of which CIMA is aware that suggests that a defect may exist, within [...***...] business days after becoming aware of any such defective Product or information;

              (iii) inform [...***...] of any pending or threatened litigation, governmental investigation, proceeding or action involving Products or CIMA's manufacturing or other facilities for Products, within [...***...] business days after receiving notice thereof;

              (iv) obtain and maintain all necessary permits, registrations and licenses required to manufacture and supply Products under this Agreement in the United States;

              (v) manufacture and handle Products in accordance with all applicable [...***...] laws, government regulations, rules and orders, [...***...]to CIMA by [...***...] with respect to Products ordered for sale [...***...], and in compliance with current Good Manufacturing Practices promulgated by the FDA applicable to Products. [...***...] shall have the right during normal business hours not more often than once during any calendar year, and upon reasonable notice to CIMA, to inspect and audit in a reasonable manner CIMA's manufacturing and other facilities in order to ensure such compliance;

              (vi) inform [...***...] within two (2) business days of any FDA general GMP inspection or other FDA inspection involving the Products, and provide [...***...] with a copy of the FD 483 and CIMA's response within fifteen
(15) business days of such inspection;

              (vii) provide [...***...] with a copy of the annual product review for the Products; and

              (viii) provide [...***...] with a Certificate of Analysis for each batch of Product released for distribution.

       (l)    ADDITIONAL DUTIES OF [...***...].  [...***...] shall also:

              (i) forward to CIMA copies of any significant complaints it receives from customers concerning Products for which CIMA's assistance is requested, within [...***...] business days after receiving any such complaint;

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*CONFIDENTIAL TREATMENT REQUESTED     6.

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              (ii)   inform CIMA of any defective Product or of information that suggests that a defect may exist within [...***...] business days after becoming aware of such defective Product or information;

              (iii) inform CIMA of any pending or threatened litigation or governmental investigation involving the Products within [...***...] business days after [...***...] receives notice thereof;

              (iv) comply with applicable laws and governmental regulations affecting the sale and distribution of Products; and

              (v) inform CIMA (and provide copies when available) of regulations and requirements of applicable [...***...] authorities with respect to Products ordered by [...***...] for sale in [...***...].

       (m)    RECALLS.

              (i) In the event [...***...] shall be required (or shall voluntarily decide) to initiate a recall, product withdrawal or field correction of any Product manufactured by CIMA pursuant to this Agreement, whether or not such recall has been requested or ordered by any federal or state agency, [...***...] shall notify CIMA's Vice President of Regulatory Compliance, at the address set forth in Article 8 of this Agreement, and CIMA shall fully cooperate with [...***...]. In the event CIMA believes that a recall, product withdrawal, or field correction by [...***...] may be necessary and/or appropriate, CIMA shall notify [...***...] Vice President of Technical Operations at the address set forth in Article 8 of this Agreement, of its belief, and the parties shall cooperate with each other in determining the necessity and nature of such action.

              (ii) With respect to any recall, product withdrawal, or field correction, [...***...] shall make all contacts with the FDA and any foreign regulatory agencies and shall be responsible for coordinating all of the necessary activities in connection with such recall, product withdrawal, or field correction, and shall make any statements to the media, including, but not limited to, press releases and interviews for publication or broadcast.

              (iii) If any recall, product withdrawal, or field correction is initiated solely because of a defect in any Product arising from the manufacture, processing, packaging or holding of the Product by CIMA, CIMA will [...***...]

              (iv) If any recall, product withdrawal or field correction is required due to circumstances beyond the reasonable control of CIMA (e.g., defective materials supplied by [...***...], handling by [...***...] or other circumstances), the costs of such recall, including the costs of any of CIMA's work in process affected by the recall, shall be borne by [...***...].

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*CONFIDENTIAL TREATMENT REQUESTED     7.

       (n) TERMS OF RESALE. Terms of all sales of Products by [...***...] or its Affiliates, including price, credit, discounts, billing and shipments, shall be established by [...***...] in its sole discretion.

       (o) PACKAGING AND LABELING. Subject to CIMA's right of prior review of materials containing any trademarks owned or controlled by CIMA, the final packaging and labeling content for Products shall be determined by [...***...] but shall comply with all applicable laws, rules and regulations in the Territory.

       (p) PACKAGE INTEGRITY; [...***...]. CIMA will notify [...***...] of any incidence of [...***...] observed by CIMA during stability evaluation of the Products packaged comparably to those batches of Products designated as [...***...], which are scheduled to reach the [...***...] [...***...] may, at its election, physically participate in the evaluation of the [...***...] batches. If CIMA observes [...***...] in the [...***...] batches which is determined to be solely due to [...***...], [...***...] obligations to pay the amounts set forth in Paragraph 2 above, and to achieve Commercial Launch by [...***...], 1997 as specified in Paragraph 3(a), will be suspended. Within [...***...] days after CIMA notifies [...***...] of any observed [...***...] in the [...***...] batches, the parties will meet to determine a [...***...] and preventing [...***...] in future batches of Products. If CIMA and [...***...] agree upon such remedial measures, [...***...] payment obligations under Paragraph 2 above [...***...] Commercial Launch date with respect to Products. If CIMA and [...***...] do not agree upon such remedial measures, [...***...] may elect to terminate this Agreement upon [...***...] days written notice to CIMA.

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS

       (a)    [...***...] represents, warrants and covenants that:

       Subject to CIMA's compliance with its representations, warrants and covenants set forth in Paragraph 4(b) below, the Products that [...***...] distributes and sells shall not be adulterated or misbranded within the meaning of any applicable law, rule, order or regulation and shall otherwise comply with all such laws, rules, orders and regulations.

       (b)    CIMA represents, warrants and covenants that:

       The Products manufactured by CIMA and delivered to [...***...] under this
Agreement: 1) will not be adulterated or misbranded within the meaning of any applicable [...***...] laws, rules, orders and regulations; and 2) will be in compliance with the Specifications and any [...***...] regulatory authorities, with respect to Products ordered by [...***...] for sale in [...***...]. EXCEPT AS SET FORTH IN THIS PARAGRAPH 4(b), THE PRODUCTS ARE BEING SUPPLIED TO [...***...] WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE, OF ANY PATENT OR OTHER PROPRIETARY RIGHTS OF SUCH PARTY.

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*CONFIDENTIAL TREATMENT REQUESTED     8.

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5.     TERM AND TERMINATION

       (a) TERM. This Agreement shall be effective as of the Effective Date and shall remain in effect for a period of one (1) year from Commercial Launch. In the event [...***...] desires to renew the Agreement after such initial term for an additional six (6) month term on a non-exclusive basis, the parties shall negotiate the terms of such renewal in good faith.

       (b)    TERMINATION OF AGREEMENT.

              (i) This Agreement may be terminated by either party if the other party breaches or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within ninety (90) days after the other party gives notice specifying such breach or default, provided, however, that no cure period shall be allowed to [...***...] if the material breach is a failure to pay amounts owed to CIMA hereunder and termination shall be effective immediately upon written notice to [...***...].

              (ii) This Agreement may be suspended by [...***...] by notice to CIMA in the event of a failure by CIMA to supply conforming Products to [...***...] in accordance with this Agreement for ninety (90) consecutive days as a result of Force Majeure, as discussed in Paragraph 8(f). In such event, [...***...] and CIMA shall consult with each other as to the best practical method of assuring a source of supply of Products during the continuance of CIMA's inability to supply. Such method may include (a) assignment to [...***...] by CIMA of any contracts with secondary sources of supply or services; or (b) technical assistance from CIMA to [...***...], including the temporary assignment of CIMA's production experts to [...***...] manufacturing facility and the delivery to [...***...] of all recipes, formulas, production policies and procedures necessary for the manufacture of Products, to assist [...***...] in manufacturing the Products. When CIMA is again able to supply required quantities of the Products, CIMA shall give [...***...] notice of such fact and the parties shall mutually agree upon when to resume supply and purchase of the Products as provided for herein, in light of any commitments [...***...] may have reasonably incurred in the interim. However, should such suspension continue for twelve (12) months without CIMA again being able to consistently supply quantities of the Products requested by [...***...] in accordance with Paragraphs 3(a) and 3(b) above, [...***...] may, at its election, terminate this Agreement.

              (iii) In the event Commercial Launch has not occurred by [...***...], 1997, CIMA shall have the right to terminate this Agreement immediately upon written notice to [...***...].

       (c) EFFECT OF TERMINATION. Payment obligations of [...***...] that accrue prior to the effective date of any termination hereunder (or prior to the effective date of suspension under Paragraph 5(b)(ii) if such suspension immediately precedes termination) shall survive termination. In addition, in the event of termination of this Agreement pursuant to Paragraph 5(b)(i) (by
CIMA), 5(b)(ii) or 5(b)(iii) above, [...***...] shall reimburse CIMA for all expenses actually incurred or contractually committed (without ability to cancel) by CIMA or its Affiliates


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*CONFIDENTIAL TREATMENT REQUESTED     9.

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in connection with the performance of CIMA's obligations under this
Agreement. Articles 6 and 7 shall survive any expiration or termination of this Agreement.

6.     INDEMNIFICATION

       (a) [...***...] shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold CIMA harmless from and against any and all losses, claims, suit, proceedings, expenses, recoveries and damages, including reasonable legal expenses and costs, including attorneys fees, arising out of any claim by a third party relating to the Products or any aspect of the performance of this Agreement, except to the extent such liability results from (i) the negligence or willful misconduct of CIMA, or (ii) any breach of a representation or warranty given herein by CIMA.

       (b) CIMA shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold [...***...] harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including reasonable legal expenses and costs, including attorneys' fees, arising out of any claim by a third party relating to the Products, or any aspect of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of CIMA, or any breach of a representation or warranty given herein by CIMA.

       (c) In the event any third party asserts a claim covered by Paragraph 6(a) or 6(b), the indemnified party shall give prompt notice to the indemnifying party, who shall have the right at its election to handle and control the defense or settlement of the claim at its own expense by giving prompt notice to the indemnified party; provided, however, that the indemnifying party shall not settle any such claim without the indemnified party's prior written consent, which shall not be unreasonably withheld. If the indemnifying party does not give such notice and does not proceed diligently to defend the claim within thirty (30) days after receipt of notice, the indemnifying party shall be bound by any defense or settlement that the indemnified party may make as to that claim and shall reimburse the indemnified party for any expenses related to the defense or settlement of the claim. The parties shall cooperate in defending against any asserted third-party claims. Indemnification of the indemnified party shall also cover the indemnified party's directors, officers, employees, agents, Affiliates, and third parties performing services for the indemnified party.

7.     CONFIDENTIALITY; USE LIMITATIONS

       (a) LIMITATIONS ON USE. [...***...] agrees that it shall use the Products and the Confidential Information (as defined in Paragraph 7(b) below) of CIMA solely for the purposes specified in this Agreement and for no other purpose. [...***...] specifically agrees that it will not use the Confidential Information for any research or commercial activities other than those which relate directly to the purposes specified herein, nor will it perform any reverse-engineering or other research on the Products not contemplated by this Agreement. [...***...] permitted use of the Products shall be in compliance with all applicable laws and regulations. Upon expiration or termination of the Agreement, [...***...] shall return or destroy, as directed

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*CONFIDENTIAL TREATMENT REQUESTED    10.

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by CIMA, all copies of any and all information, data and results obtained from conduct of evaluations under this Agreement (the "Results"). [...***...] shall not sell, transfer, disclose or otherwise provide access to the Results, any method or process relating thereto or any material that could not have been made but for access to the Results or the Confidential Information, to any person or entity without the prior expressed written consent of CIMA, except that [...***...] may allow access to the Results to employees, subcontractors or agents during the term of, and solely for purposes consistent with, this Agreement. [...***...] will make diligent efforts to ensure that such employees, agents and subcontractors will use the Results in a manner consistent with the terms of this Agreement.

       (b) CONFIDENTIALITY. Each of the parties shall be bound by the following terms and conditions:

              (i) Subject to the limitations set forth in Subparagraph (ii) below, all Results and all information disclosed to the other party and identified by the disclosing party as confidential shall be deemed "Confidential Information" of the disclosing party. In particular, Confidential Information shall be deemed to include, but not be limited to, the Products and any documentation relating thereto, the Results, any patent application or drawing or potential patent claim the subject matter of which is directly or indirectly derived from information disclosed hereunder, any trade secret, information, invention, idea, samples, process, method, procedures, formulations, test data relating to any research project, work in process, future development, engineering, manufacturing, regulatory, marketing, servicing, financing, or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

              (ii) The term "Confidential Information" shall not be deemed to include information which (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;
(b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure;
(d) is independently developed by the receiving party without use of Confidential Information of the other party; (e) is the subject of a written permission to disclose provided by the disclosing party; (f) is required to be disclosed by law; or (vii) is required to be disclosed to establish rights or enforce obligations under this Agreement, but only to the extent such disclosure is necessary.

              (iii)  During the term of this Agreement and for a period of five
(5) years after termination hereof (seven (7) years with respect to information pertaining to manufacturing processes and know-how), each party shall maintain all Confidential Information in trust and confidence and shall not disclose any Confidential Information to any third party or use any Confidential Information for any unauthorized purpose. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control

----------------------------------------
*CONFIDENTIAL TREATMENT REQUESTED    11.

laws of the United States. Each party hereby agrees that it will not in any way attempt to obtain, either directly or indirectly, any information regarding any Confidential Information from any third party who has been employed by, provided consulting services to, or received in confidence information from, the other party.

          (iv) The parties under this Agreement shall advise their employees who might have access to Confidential Information of the confidential nature thereof and agree that their employees and agents shall be bound by the terms of this Agreement. No Confidential Information shall be disclosed to any employee who does not have a need for such information.

     (c) OWNERSHIP. Title and ownership rights in the OraSolv-Registered Trademark- pharmaceutical product formulations and other Confidential Information of CIMA shall remain at all times with CIMA. [...***...] acknowledges that the OraSolv-Registered Trademark- pharmaceutical product formulations and such Confidential Information shall remain the sole property of CIMA and [...***...] will acquire no title thereto as a result of this Agreement. Nothing in this Agreement shall be construed as conferring on either party an expressed or implied license or option to license any disclosed Confidential Information, technology, or any patent or patent application except as expressly provided herein.

8.   MISCELLANEOUS

     (a) ENTIRE AGREEMENT. This Agreement, including the exhibits attached hereto and incorporated herein, sets forth the entire agreement and understanding between the parties and supersedes all prior and contemporaneous agreements, promises, representations, understandings and negotiations, whether written or oral, between the parties with respect to the subject matter hereof. None of the terms of this Agreement shall be amended or modified except in a writing signed by each of the parties hereto.

     (b) ASSIGNMENT. Except as otherwise provided herein, neither this Agreement nor any interest hereunder will be assignable in whole or in part by either party without the prior written consent of the other; provided, however, that either party may assign this Agreement to an Affiliate or to any successor by merger or sale of all or substantially all of such party's business unit to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns. Any attempted assignment in violation of this provision shall be void and of no effect.

     (c) SEVERABILITY. If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not effect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

     (d) WAIVERS. A waiver by either party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertaking, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

     (e) FURTHER DOCUMENTS. Each party hereto agrees to execute such further documents and take such further steps as the other party reasonably determines may be necessary or desirable to effectuate the purposes of this Agreement.

     (f) FORCE MAJEURE. No party shall be liable for failure to perform or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach or default of its obligations, if, to the extent and for so long as, such failure, delay, breach or default is due to natural disasters or any similar causes reasonably beyond the control of such party. Any party desiring to invoke the protection of Force Majeure shall promptly notify the other party of such desire and shall use reasonable efforts to resume performance of its obligations.

---------------------------------
CONFIDENTIAL TREATMENT REQUESTED      12.

     (g) GOVERNING LAW. This Agreement is deemed to have been entered into in the State of Delaware, and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Delaware.

     (h) NOTICES. Any notice, consent or approval permitted or required under this Agreement shall be in writing sent by registered or certified airmail, postage pre-paid, or by overnight courier or by facsimile (confirmed by mail) and addressed as follows:

     If to [...***...]:       [...***...]

     with copy to:            [...***...]

     If to CIMA:         CIMA LABS INC.
                         10000 Valley View Road
                         Eden Prairie, Minnesota  55344
                         Attention:  Chief Executive Officer

     with a copy to:          COOLEY GODWARD LLP
                         Five Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, CA  94306
                         Attention: Robert L. Jones, Esq.

All notices shall be deemed to be effective on the date of mailing. In case any party changes its address at which notices are to be received, written notice of such change shall be given as soon as practicable to the other party.

     (i) HEADINGS. Headings in this Agreement are included for ease of reference only and shall have no legal effect.

     (j) RELATIONSHIP OF THE PARTIES. The relationship hereby established between [...***...] and CIMA is solely that of independent contractors. This Agreement shall not create an agency, partnership, joint venture or employer/employee relationship, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other except as expressly provided in this Agreement.

     (k) PUBLICITY. Neither party shall issue any press release or other publicity materials, or make any presentation with respect to the existence of this Agreement or the terms and conditions hereof without the prior written consent of the other party, which consent shall not be unreasonably withheld. This restriction shall not, however, apply to disclosures required by law or regulation, including as may be required in connection with any filings made with the Securities and Exchange Commission or by the disclosure policies of a major Stock Exchange, in which event the party required by law or regulation to disclose shall give the other party, at least ten (10) days in advance of the anticipated date of disclosure, written notice of its intent to disclose such information and a copy of such proposed disclosure for review and approval by the other party, which approval shall not be unreasonably withheld.

---------------------------------
CONFIDENTIAL TREATMENT REQUESTED      13.

     (l) COUNTERPARTS. This Agreement may be executed in one or more counterparts with the same force and effect as if the parties had executed the same instrument.

     (m) PATENT MARKING. The Product packaging and labeling shall identify any applicable CIMA patent consistent with marking requirements. [...***...]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

[...***...]                             CIMA LABS INC.


By: [...***...]                         By: /s/ Robert Z. Arnold
                                            ---------------------------------

Title: [...***...]                      Title: Sr.V.P. Business Development
                                              -------------------------------


---------------------------------
CONFIDENTIAL TREATMENT REQUESTED      14.

                                    EXHIBIT A

                        PRODUCTS AND BASE PURCHASE PRICES

PRODUCT   FLAVOR    ACTIVE INGREDIENT   MG. PER TABLET BASE PURCHASE PRICE
                                                  PER CARTON

                                   [...***...]
                                   [...***...]

- Pricing assumes finished Product to ship FOB point of manufacture, and includes royalty.

- Carton: 24 tablets are packed four cards of six tablets per carton, six cartons banded in a tray, four banded trays per shipper with appropriate palletizing and stretch wrapping.

-    Quality Control procedures normal to CIMA, which include:

     a) Testing and release of raw materials, packaging components, and finished product,

     b)   In-Process sampling and testing,

     c)   Ongoing market stability studies.

-    Released finished Product not to be stored at CIMA.

- Cost incurred by CIMA as mandated by regulatory revisions (i.e., plate and die charges due to label changes, and product identification requirements, etc.) shall be additional and paid for by [...***...].


---------------------------------
CONFIDENTIAL TREATMENT REQUESTED      15.

                                    EXHIBIT B

                                 SPECIFICATIONS




                                   [...***...]


---------------------------------
CONFIDENTIAL TREATMENT REQUESTED      16.